EXHIBIT 4.7

FORM OF NOMINEE HOLDER ELECTION FORM

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.0005 per share (the “Common Stock”), of ARC Group Worldwide, Inc. (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s prospectus dated [•], 2018 (the “Prospectus”), hereby certifies to the Company and to Broadridge Corporate Issuer Solutions, Inc., as subscription agent for the Rights Offering (the “Subscription Agent”), that  the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), on the terms and subject to the conditions set forth in the Prospectus, the Rights to subscribe for the number of shares of Common Stock specified below under the Basic Subscription Right, and on behalf of beneficial owners of Rights who have exercised their Basic Subscription Rights in full, requests to subscribe for the number of additional shares of Common Stock specified below pursuant to the Over-subscription Right, listing separately each exercised Basic Subscription Right and any corresponding Over-subscription Right as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER-SUBSCRIPTION RIGHT

[Certification continues on the following page]

Provide the following information, if applicable:

Name of Nominee Holder	DTC Participant Number

By:
DTC Subscription Confirmation Number
Name:

Title:

Phone Number:

Fax Number:
Dated